Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Safeguard Acquisition Management LLC

Address of Joint Filer:	c/o Safeguard Acquisition Corp.
7251 West Lake Mead Boulevard, Suite 300
Las Vegas, Nevada 89128

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Safeguard Acquisition Corp.[SAC]

Date of Event Requiring Statement:
(Month/Day/Year):	12/3/2025

Name of Joint Filer:	Frank Bachinsky

Address of Joint Filer:	c/o Safeguard Acquisition Corp.
7251 West Lake Mead Boulevard, Suite 300
Las Vegas, Nevada 89128

Relationship of Joint Filer to Issuer:	Director, Officer (Chief Operating Officer)

Issuer Name and Ticker or Trading Symbol:	Safeguard Acquisition Corp.[SAC]

Date of Event Requiring Statement:
(Month/Day/Year):	12/3/2025

Name of Joint Filer:	Mark Gottfredson

Address of Joint Filer:	c/o Safeguard Acquisition Corp.
7251 West Lake Mead Boulevard, Suite 300
Las Vegas, Nevada 89128

Relationship of Joint Filer to Issuer:	Director, Officer (Chief Executive Officer)
Issuer Name and Ticker or Trading Symbol:	Safeguard Acquisition Corp.[SAC]

Date of Event Requiring Statement:
(Month/Day/Year):	12/3/2025